Exhibit 99.1

Teladoc Announces Second Quarter 2015 Results

Total Revenue of $18.3 Million, Up 78% Year over Year

Membership of 11.5 Million, Up 48% Year over Year

Visits of 125,322, Up 104% Year over Year

PURCHASE, NY — (BUSINESS WIRE) August 12, 2015 — Teladoc, Inc. (NYSE: TDOC), the first and largest telehealth platform in the United States, today announced results for its second quarter ended June 30, 2015.

Jason Gorevic, Chief Executive of Officer of Teladoc, commented, “We saw strong performance during our first quarter as a public company. Our revenue was up substantially and we experienced significant growth in both our membership base and in our number of visits.”

Mr. Gorevic continued, “The telemedicine market is expanding rapidly, and Teladoc’s second quarter results demonstrate our leadership position in this dynamic space. As the first and largest provider, Teladoc is incredibly well positioned to capitalize on the evolution of this exciting market.”

Financial Performance for the Three Months Ended June 30, 2015

All comparisons, unless otherwise noted, are to the quarter ended June 30, 2014.

•                  Total revenue was $18.3 million, an increase of 78%. Revenue from subscription access fees and visit fees was $15.1 million and $3.2 million, respectively, an increase of 70% and 127%, respectively.

•                  Total membership was 11.5 million, compared to 7.8 million, an increase of 48%.

•                  Total visits were 125,322, compared to 61,379, an increase of 104%.

•                  Gross margin was 74%, compared to a gross margin of 80%.

•                  Operating loss was $16.3 million, compared to an operating loss of $2.9 million.

•                  Net loss per basic and diluted share was $7.20, compared to a net loss per share of $2.15.

•                  EBITDA was a loss of $15.3 million, compared to a loss of $2.3 million.

•                  Total cash, cash equivalents and marketable securities were $15.4 million at the end of the second quarter of 2015.

A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Recent Business Developments

On August 3, 2015, Julian Cohen, a seasoned health care professional with over 25 years of experience, joined Teladoc as President and General Manager, Teladoc Behavioral Health. He will lead our behavioral division and will draw on his extensive background in several national managed behavioral healthcare and disease management companies. Most recently, Julian served as the Co-Founder and CEO/President of Breakthrough Behavioral, Inc. “I’m excited to join the Teladoc team,” Julian Cohen said.  “As the telehealth market leader, Teladoc provides an unmatched platform to deliver remote counseling to the millions of Americans in need of better access to behavioral healthcare.”

Business Outlook

Third Quarter 2015 Guidance: Revenue for the company’s third quarter 2015 is expected to be in the range of $19.0 million to $19.5 million. EBITDA is expected to be in the range of a loss of $11.5 million to a loss of $12.0 million. Total visits are projected to be between 115,000 and 125,000.

Full Year 2015 Guidance: Revenue for the company’s full year 2015 is expected to be in the range of $73.0 million to $75.0 million. EBITDA is expected to be in the range of a loss of $50.0 million to a loss of $52.0 million. Total visits for the full year are projected to be between 520,000 and 540,000.

Quarterly Conference Call

Teladoc will host a conference call to discuss its second quarter 2015 results today, August 12, 2015, at 5:00 p.m. EDT. A live webcast of the conference call will be available on the investor relations section of the company’s website and an audio file of the call will also be archived for 90 days at ir.teladoc.com. After the conference call, a replay will be available until August 26, 2015 and can be accessed by dialing 855-859-2056 or 404-537-3406 for international callers, and referencing participant code 88511915.

About Teladoc

Teladoc, Inc. (NYSE: TDOC) is the nation’s first and largest telehealth platform, delivering on-demand healthcare anytime, from almost anywhere via mobile devices, the internet, secure video and phone. More than 12 million U.S. members are connected to Teladoc’s network of over 1,100 board-certified, state-licensed physicians and behavioral health professionals who provide care for a wide range of non-emergency conditions. With a median response time of less than 10 minutes, Teladoc physicians will perform more than 500,000 telehealth visits in 2015. Teladoc and its physicians consistently earn a 95 percent member satisfaction rating or better, and Teladoc is the only telehealth company to be certified by the National Committee for Quality Assurance (NCQA) for its physician credentialing process.

Recognized in June 2015 by MIT Technology Review as “One of the 50 Smartest Companies,” Teladoc works with health plans, employers, organizations and individuals to provide access to affordable, high-quality healthcare on-demand.  Teladoc is transforming the access, cost and quality dynamics of healthcare delivery.  For more information, please visit teladoc.com, twitter.com/teladoc, facebook.com/teladoc or linkedin.com/teladoc.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future revenues, future earnings, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market conditions and receptivity to our services and offerings; (iii) results of litigation; (iv) the loss of one or more key clients; and (v) changes to our abilities to recruit and retain qualified providers into our network.  Additional relevant risks that may affect our results are described in certain of our filings with the Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact:
Bob East, 443-213-0500
Westwicke Partners

teladoc@westwicke.com

Media Contact:

Patty Sullivan, 469-294-5096

Teladoc, Inc.

psullivan@teladoc.com

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	As of December 31, 2014	As of June 30, 2015	Pro Forma June 30, 2015
		(Unaudited)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$46,436	$15,423	$183,067
Accounts receivable, net of allowance of $1,785 and $2,814, respectively	6,839	8,954	8,954
Due from officer	253	—	—
Prepaid expenses and other current assets	1,122	5,604	1,457
Deferred taxes	12	78	78
Total current assets	54,662	30,059	193,556
Property and equipment, net	1,065	4,154	4,154
Goodwill	28,454	56,260	56,260
Intangible assets, net	7,530	16,203	16,203
Other assets	296	265	265
Total assets	$92,007	$106,941	$270,438
Liabilities, convertible preferred stock and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$2,210	$6,962	$6,962
Accrued expenses and other current liabilities	3,918	12,791	12,791
Accrued compensation	3,358	5,088	5,088
Long-term bank and other debt-current portion	833	1,250	1,250
Total current liabilities	10,319	26,091	26,091
Other liabilities	2,767	6,625	6,625
Deferred taxes	494	939	939
Long term bank and other debt	25,196	31,408	31,408
Commitments and contingencies
Convertible preferred stock, $0.001 par value; 50,479,286 shares authorized as of December 31, 2014 and June 30, 2015; 50,452,939 shares issued as of December 31, 2014 and June 30, 2015; no shares issued and outstanding pro forma; liquidation preference of $117,914 as of December 31, 2014 and June 30, 2015	117,914	117,914	—
Redeemable common stock, $0.001 par value; 113,294 common shares issued and outstanding; no shares issued and outstanding pro forma	2,852	2,852	—
Stockholders’ (deficit) equity:
Common stock, $0.001 par value; 75,000,000 shares authorized as of December 31, 2014 and June 30, 2015; 2,037,999 shares and 3,274,827 shares issued and outstanding as of December 31, 2014 and June 30, 2015; 38,326,062 shares issued and outstanding pro forma	2	3	38
Additional paid-in capital	4,953	23,366	307,594
Accumulated deficit	(72,490)	(102,257)	(102,257)
Total stockholders’ (deficit) equity	(67,535)	(78,888)	205,375
Total liabilities, convertible preferred stock and stockholders’ (deficit) equity	$92,007	$106,941	$270,438

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data, unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
Revenue	$10,289	$18,283	$19,695	$34,771
Cost of revenue	2,027	4,793	4,008	10,074
Gross profit	8,262	13,490	15,687	24,697
Operating expenses:
Advertising and marketing	1,436	4,730	3,954	9,071
Sales	3,033	4,397	5,178	8,079
Technology and development	2,064	3,203	3,256	6,109
General and administrative	4,033	16,488	7,377	28,456
Depreciation and amortization	554	923	968	1,826
Loss from operations	(2,858)	(16,251)	(5,046)	(28,844)
Interest (expense) income, net	(349)	(642)	(404)	(1,210)
Net loss before taxes	(3,207)	(16,893)	(5,450)	(30,054)
Income tax (benefit) provision	(7)	171	65	(287)
Net loss	(3,200)	(17,064)	(5,515)	(29,767)
Preferred stock dividend	(1,055)	—	(2,085)	—
Net loss available to common stockholders	$(4,255)	$(17,064)	$(7,600)	$(29,767)
Net loss per share, basic and diluted	$(2.15)	$(7.20)	$(4.47)	$(13.13)
Weighted-average shares used to compute basic and diluted net loss per share	1,974,697	2,370,113	1,700,737	2,266,959
Pro forma net loss per share, basic and diluted		$(0.46)		$(0.80)
Weighted-average shares used to compute basic and diluted pro forma net loss per share		37,308,054		37,204,901

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Six Months Ended June 30,
	2014	2015
Cash flows used in operating activities:
Net loss	$(5,515)	$(29,767)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	968	1,826
Allowance for doubtful accounts	537	958
Stock-based compensation	309	1,378
Deferred income taxes	65	(287)
Accretion of interest	14	81
Changes in operating assets and liabilities:
Accounts receivable	(3,546)	(2,639)
Due from officer	—	253
Prepaid expenses and other current assets	(34)	(358)
Other assets	(85)	32
Accounts payable	693	3,748
Accrued expenses and other current liabilities	836	4,066
Accrued compensation	674	1,648
Other liabilities	(3)	1,466
Net cash used in operating activities	(5,087)	(17,595)
Cash flows used in investing activities:
Purchase of property and equipment	(579)	(3,466)
Purchase of internal software	(394)	(849)
Acquisition of business, net of cash acquired	(13,844)	(13,545)
Net cash used in investing activities	(14,817)	(17,860)
Cash flows from financing activities:
Proceeds from the exercise of stock options and warrants	596	261
Proceeds from borrowing under bank and other debt	16,700	6,800
Payment of deferred offering costs	—	(2,411)
Repayment of term loan	—	(208)
Net cash provided by financing activities	17,296	4,442
Net decrease in cash and cash equivalents	(2,608)	(31,013)
Cash and cash equivalents at beginning of year	3,212	46,436
Cash and cash equivalents at end of year	$604	$15,423
Interest paid:	$192	$920

EBITDA Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
	(in thousands)
Net loss	$(3,200)	$(17,064)	$(5,515)	$(29,767)
Add (deduct):
Interest expense (income), net	349	642	404	1,210
Provision for income taxes (benefit)	(7)	171	65	(287)
Depreciation expense	77	215	130	428
Amortization expense	477	708	838	1,398
EBITDA	$(2,304)	$(15,328)	$(4,078)	$(27,018)

EPS Reconciliation table

(in thousands)	1Q14	2Q14	3Q14	4Q14	1Q15	2Q15
GAAP Net loss	$(2,314)	$(3,200)	$(4,529)	$(6,994)	$(12,703)	$(17,064)
Add (deduct):
Preferred Stock Dividends	(1,031)	(1,055)	(834)	—	—	—
Accretion of preferred stock	—	—	(168)	—	—	—
Non-GAAP Net Income	$(3,345)	$(4,255)	$(5,531)	$(6,994)	$(12,703)	$(17,064)
Non-GAAP Net Loss per Share	$(2.35)	$(2.15)	$(2.68)	$(3.25)	$(5.87)	$(7.20)
Weighted Average Common Shares Outstading Used in Computing Non-GAAP Net Loss per Share - Basic and Diluted	1,423,732	1,974,697	2,060,075	2,150,228	2,162,413	2,370,113